As filed with the Securities and Exchange Commission on August 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF

1933

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

UTAH

(State or other jurisdiction of incorporation or organization)

87-0407509

(I. R. S. Employer Identification Number)

180 East 100 South
P.O. Box 45433
Salt Lake City, Utah 84145-0433
(801) 324-5699
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Thomas C. Jepperson, Esq.

Executive Vice President,

General Counsel and Corporate Secretary
Questar Corporation
180 East 100 South
P.O. Box 45433
Salt Lake City, Utah 84145-0433
(801) 324-2648
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael E. Dillard, Esq.

Latham & Watkins LLP

717 Texas Avenue, Suite 1600

Houston, TX 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment  thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction  I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (without par value)	20,000,000	$18.24	$364,800,000	$42,353.28

(1)   Calculated pursuant to Rule 457(c) of the Securities Act, based on the average high and low prices reported on the NYSE on July 27, 2011.

PROSPECTUS

QUESTAR CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE AUGUST 1, 2011)

Common Stock (Without Par Value)

CUSIP 748356 10 2

We have adopted a dividend reinvestment and stock purchase plan to provide existing shareholders a convenient and economical method of investing in shares of our common stock.  The plan was originally adopted December 17, 1982 and has been significantly amended since such date.

Participation in the plan is open to all shareholders of record and to beneficial owners of our common stock, assuming certain conditions are met.  Effective August 1, 2011, interested investors who are not owners of our common stock are not eligible to participate in the plan.  Each such shareholder or beneficial owner who participates in the plan is referred to herein as a participant.

The plan permits full or partial reinvestment of cash dividends paid on our common stock and also permits participants to make optional cash investments of $50 to $120,000 per year by personal check or through automatic monthly deductions from an account in a qualified financial institution.

Upon request, participants may receive certificates for whole shares of our common stock credited to their plan accounts.  Participants may also receive a check or direct deposit by selling shares of our common stock credited to their plan accounts.

Participants may deposit their certificated shares in the plan for safekeeping and reinvestment of dividends.

Under the plan, we may purchase the shares of our common stock offered through the plan on the open market or through negotiated transactions or may issue or sell new shares of our common stock to plan participants.

The price for shares of our common stock, when purchased on the open market or through negotiated transactions, will be determined by dividing the total cost (including brokerage fees) of all shares purchased by the number of shares purchased on the applicable investment date, as described below.  The price of our common stock purchased directly from us with reinvested dividends or with cash investments will be the closing price of our common stock on the composite tape of the New York Stock Exchange on the applicable investment date.

We have reserved a total of 20,000,000 shares of our common stock to be used in connection with the plan.

Our common stock is listed on the New York Stock Exchange. The closing price of our common stock on the New York Stock Exchange on July 27, 2011 was $18.24.

An investment in our common stock through the plan has the same market risks as any other investment in our common stock.  See the risk factors listed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010.

PLEASE READ THIS PROSPECTUS AND THE RISK FACTORS CAREFULLY BEFORE INVESTING AND RETAIN THIS PROSPECTUS FOR YOUR FUTURE REFERENCE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 1, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. This prospectus provides you with a general description of our common stock that we may sell pursuant to the dividend reinvestment and stock purchase plan, or the Plan. As permitted by the rules and regulations of the SEC, this prospectus omits various information, exhibits, schedules and undertakings included in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents or matters are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You should read this prospectus together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our common stock.

Unless we state otherwise or the context clearly indicates, references in this prospectus to “Questar,” “we,” “our,” or “us” refer only to Questar Corporation, a Utah corporation, and not its subsidiaries or affiliates.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.

You should assume that the information in this prospectus is accurate as of the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus at a later date. Since the date of the prospectus contained in this registration statement, our business, financial condition, results of operations and prospects may have changed. Likewise, any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC (File No. 001-08796). These reports and other information can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. This permits us to disclose important information to you by referring you to documents filed with the SEC. Any information incorporated by reference is considered part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference (excluding information deemed to be furnished and not filed with the SEC) the following documents which we have filed with the SEC:

•              our Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2010;

•              our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011; and

•              our Current Reports on Form 8-K filed on January 4, 2011, February 25, 2011 and May 12, 2011.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, subsequent to the date of this filing shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are furnished rather than deemed “filed” under the Exchange Act).

You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Questar Corporation, 180 East 100 South , P.O. Box 45433, Salt Lake City, Utah 84145-0433 (telephone number (801) 324-5699). These filings may also be obtained from our website at www.questar.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any information we incorporate by reference, may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•              the risk factors discussed in this prospectus or listed from time to time in prospectus supplements or any document we incorporate by reference;

•              changes in general economic conditions, including the performance of financial markets and interest rate changes;

•              changes in industry trends;

•              changes in laws or regulations; and

•              other factors, most of which are beyond our control.

We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

QUESTAR CORPORATION

Questar is a Rockies based integrated natural gas holding company with three complementary lines of business operated through wholly owned subsidiaries:

•              Wexpro Company develops and produces natural gas on behalf of Questar Gas Company;

•              Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western United States and provides other energy services; and

•              Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho.

Questar is a holding company, as that term is defined in the Public Utility Holding Company Act of 2005, or PUHCA 2005, because Questar Gas Company, its subsidiary, is a natural gas utility company. Questar, however, has an exemption and waiver from provisions of PUHCA 2005 applicable to holding companies. Questar conducts all operations through subsidiaries. The parent holding company performs certain management, legal, financial, tax, administrative and other services for its subsidiaries.

Questar’s principal executive offices are located at 180 East 100 South, P.O. Box 45433, Salt Lake City, UT 84145-0433 and our telephone number is (801) 324-5000.  Shares of Questar common stock, or Common Stock, trade on the New York Stock Exchange (NYSE:STR).

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and the other documents information contained or incorporated by reference into this prospectus, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless shares of Common Stock are purchased directly from us, we will receive no proceeds from shares of Common Stock purchased through the Plan.  We do not know the number of shares, if any, that will be purchased directly from Questar under the Plan and, therefore, cannot estimate the proceeds that it will receive from such shares.  To the extent that any shares of Common Stock are purchased directly from Questar, we intend to use the proceeds from the issuance of such shares for general corporate purposes.

DESCRIPTION OF THE PLAN

The following is a description of the Plan, as amended and restated effective August 1, 2011, set forth in a question and answer format. In addition to reading this description, we encourage you to read and consider the Plan, which we have filed as an exhibit to the registration statement which includes this prospectus, and the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Purpose

1.             What is the purpose of the Plan?

The purpose of the Plan is to provide shareholders with a simple and convenient method of investing cash dividends and optional cash investments in shares of Common Stock at regular intervals.  Nothing in the Plan will be considered a guarantee or promise to pay any dividends in the future except as may be declared by Questar’s Board of Directors from time to time.

Advantages

2.             What are the advantages of the Plan?

a.             Common Stock will be purchased with the dividends paid on all or part of Common Stock registered in a participant’s name according to the instructions received from the participant on the participant’s Enrollment Form.  Participants may also purchase shares of Common Stock with optional cash investments of not less than $50 per investment and not more than $120,000 per calendar year.   Optional cash investments can be made by personal check or through automatic monthly deductions from an account in a qualified financial institution.

b.             Even though brokerage commissions are paid by participants in connection with purchases and sales made in the open market under the Plan, such fees are expected to be less than commissions paid by individual investors because a participant’s transactions are aggregated with those of others for the purpose of making stock transactions in large volume.  Any such savings are shared by all participants.  An administrative fee will be charged on all sales.  No other fee or service charge will be paid by participants in connection with purchases made in the open market or directly from us under the Plan.

c.             Full investment of a participant’s funds is possible because the Plan permits fractional shares, as well as full shares, to be credited to a participant’s account.

d.             Safekeeping of shares held in a participant’s account under the Plan is assured since certificates for such shares are not issued to the participant unless so requested.  Regular statements of account provide simplified record keeping.

e.             Participants may sell shares of stock through the Plan, while incurring only a minimal administrative fee and brokerage commission.

Administration

3.             Who administers the Plan for participants?

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Plan Administrator”), administers the Plan for the participants, keeps records, sends statements of account to participants, and performs other duties relating to the Plan.  The Plan Administrator uses an independent agent when making open market purchases.  Shares of Common Stock purchased under the Plan are held by the Plan Administrator, or its nominee, for the participants in the Plan. Questar, without the prior consent of the participants, may appoint a different plan administrator at any time.

Cost to Participate

4.             What costs are associated with participation in the Plan?

When the Plan purchases shares from us, participants do not pay purchase commissions.  However, participants pay commissions on shares purchased on the open market.  Commissions on open market purchases are expected to be lower than participants would otherwise pay due to volume discounts.

If a participant requests to sell shares through the Plan, the participant will pay any related administrative fees, brokerage commissions, and applicable taxes.

At the present time there is no service charge for participating in the Plan.  However, Questar can change the fee structure for the Plan at any time.  The Company will notify participants of any fee changes prior to the changes becoming effective.

The Company pays many of the administrative costs of the Plan.  The participant pays the following fees indicated below:

Certificate Issuance	Company paid
Certificate Deposit	Company paid
Investment Fees
Dividend reinvestment service fee	Company paid
Optional cash investment service fee	Company paid
Automatic withdrawal service fee	Company paid
Purchase commission	$0.06 per share
Sale Fees
Service fee	$15.00 per transaction
Sale commission	$0.12 per share
Direct Deposit of net sale proceeds	$5.00 per transaction
Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$35.00 per item
Prior Year Duplicate Statements	$15.00 per year

Participation

5.             Who is eligible to participate in the Plan?

All shareholders of record are eligible to enroll in the Plan.  A shareholder of record means any shareholder who appears on Questar’s records as the registered owner of Common Stock.

Beneficial owners (shareholders who own shares through a broker or trust account) are also eligible to participate if certain conditions are met (see question number 7).

Citizens or residents of a foreign country should determine whether they are subject to any governmental regulations prohibiting or restricting participation in the Plan.

Effective August 1, 2011, interested investors who are not owners of Common Stock are not eligible to participate in the Plan.

6.             How does a shareholder participate in the Plan?

A shareholder may enroll in the Plan at any time by reading this prospectus and completing the appropriate Enrollment Form and returning it to the Plan Administrator at the address shown in question number 36.  A prospectus and an Enrollment Form may be obtained at any time by contacting the Plan Administrator by telephone or in writing, or may be accessed from the Plan Administrator’s Internet web page as directed in question number 36.

If the Enrollment Form is received on or prior to the record date for a dividend payment, reinvestment of the shareholder’s dividends will begin with that dividend payment.  If the Enrollment Form is received after such record date, reinvestment of dividends may not begin until the dividend payment following the next record date.

7.             Can beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank nominee or trustee) participate in the Plan?

Yes.  Beneficial owners may participate by having at least one share registered into their own names through the Direct Registration System, or by making arrangements for such participation with the broker or fiduciary institution in whose name the stock is registered without having to transfer any shares into their own names, if the broker or such fiduciary institution agrees to provide such service.  In the latter case, it is the broker or fiduciary institution that becomes the participant in the Plan.

Participation Options

8.             What participation options are available in the Plan?

Option A.

Full Dividend Reinvestment.  Participants may send in optional cash investments ($50 minimum) to purchase additional shares of stock.  Dividends earned on all certificated and book-entry shares of Common Stock and all Plan shares are reinvested to purchase additional shares of Common Stock.

Option B.

Partial Dividend Reinvestment.  Participants may send in optional cash investments ($50 minimum) to purchase additional shares of stock.   Participants designate a specific percentage from 10% to 90% (in increments of 10%) of certificated shares, book-entry shares, and shares held in the Plan on which they want to reinvest the dividends to purchase additional shares of Common Stock, while receiving cash dividends on the remaining balance of certificated shares, book-entry shares, and shares held in the Plan.

Option C.

Optional Cash Investments Only.  Participants may send in optional cash investments ($50 minimum) to purchase additional shares of stock.  Participants will receive cash dividends for certificated shares, book-entry shares, and shares held in the Plan; no dividends will be reinvested.

NOTE:

A shareholder of record who does not indicate a participation option on the Enrollment Form will automatically be enrolled in Option A (Full Dividend Reinvestment).

Participants may change their dividend reinvestment option at any time by going to the website, calling or sending written notice to the Plan Administrator (see question number 36).  Notices received on or before a dividend record date will be effective for that dividend.  Notices received after a dividend record date will not be effective until after that dividend has been paid.

Participants can have cash dividends not being reinvested transferred directly to their bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete the form, and return it to the Plan Administrator.  Be sure to include a voided check for checking accounts or savings deposit slip for savings accounts.  If the stock is jointly owned, all owners must sign the form.

Automated Account Privileges

9.             Can participants access their account and perform transactions by telephone?

If a participant has established automated privileges on their account, they can:

•              change the amount of or stop automatic monthly bank withdrawals;

•              change their dividend reinvestment option (for example, from full to partial reinvestment);

•              sell some or all of their Plan shares if the current market value of the shares to be sold is $25,000 or less (if the market value of the shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing); and

•              request a certificate for some or all full shares in the Plan, but only if the current market value of the shares to be issued is $50,000 or less (if the market value of the shares for which a certificate is to be issued is greater than $50,000, the request must be submitted to the Plan Administrator in writing).

To establish automated privileges, please call the Plan Administrator and request an Automated Request Authorization form.

10.          Can participants access their account and perform transactions online?

Participant may go to www.shareowneronline.com and click on “Sign Up Now!” under “I am a Current Shareowner.” A participant will need his or her 10-digit account number, 12-digit Authentication ID and a valid email address. A participant’s account number can be found on his or her dividend check, dividend deposit notice or account statement.  If a participant does not have his or her Authentication ID, he or she may request one online or by phone. The participant’s Authentication ID will be sent to his or her mailing address on file.  Once the participant has activated his or her account online, the participant can also:

•      Authorize, change or stop the participant’s Automatic Cash Withdrawal and Investment Service;

•      Consent for electronic delivery of statements including tax forms;

•      Change the participant’s dividend reinvestment option (for example, from full to partial reinvestment);

•      Sell some or all of the participant’s Plan shares if the current market value of the shares to be sold is $25,000 or less; and

•      Request a certificate for some or all full shares in the Plan, but only if the current market value of the shares to be issued is $50,000 or less (if the market value of the shares for which a certificate is to be issued is greater than $50,000, the request must be submitted to the Plan Administrator in writing).

Accounts that are registered in the name of an Investment Club, Corporation, or Partnership will not be allowed online access.

Please note that additional access restrictions may apply.

Cash Investments

11.          How are optional cash investments made?

The option to make cash investments is available to each participant.  Optional cash investments cannot be less than $50 at any one time or more than $120,000 in total per calendar year and must be made by personal check made payable to “Shareowner Services” and mailed or otherwise delivered to the Plan Administrator at the address specified in question number 36, or by authorizing automatic monthly deductions of at least $50 ($10,000 monthly maximum) from an account in a qualified financial institution.

Actual cash or third party checks will not be accepted and investments must be in United States dollars and drawn on a United States bank.

Each cash investment should be accompanied by either the Enrollment Form, the portion of a prior statement designed to be returned with an optional cash investment, or appropriate written instructions addressed to the Plan Administrator.

12.          When will optional cash investments be invested?

The Investment Date for optional cash investments is the last business day of each month.  Cash investments received on or after the last business day of each month will be invested on the last business day of the following month.

Optional cash investments that have been received but not yet invested will be returned to the participant upon written request received by the Plan Administrator at least two (2) business days prior to the Investment Date for cash investments.

Investments made by check can be sent each month or on an irregular basis.  The amounts automatically deducted from an account in a qualified financial institution must be the same amount each month.

During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments.  For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America.  The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator.  Investment income from such Permitted Investments shall be retained by the Plan Administrator.

If any optional cash investment, including investments by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares.  The Plan Administrator will also sell other shares in the account to recover a $35 returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional  shares as necessary to cover any market loss incurred by the Plan Administrator.

Participants are under no obligation to make additional cash investments.  Funds awaiting purchase do not earn interest.

13.          Can participants have optional cash investments automatically deducted from their bank account?

Yes.  Participants can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association.  The minimum amount for monthly deductions is $50, and the maximum amount is $10,000, and must be in United States dollars.

To initiate this service, a participant must send in a completed Enrollment Form to the Plan Administrator at the address listed in question number 36.  To change any aspect of the instructions, participants must send a revised form to the Plan Administrator.  To terminate deductions, participants must notify the Plan Administrator at least fifteen (15) business days prior to the next Investment Date for cash investments.

Once automatic deductions begin, funds will be deducted from the participant’s designated account on the 25th of each month or on the next business day if the 25th is not a business day.  To be effective with respect to a particular Investment Date for cash investments, a participant’s request to enroll in, make changes, or discontinue automatic withdrawals must be received by the Plan Administrator at least fifteen (15) business days prior to such Investment Date.

Direct vs. Market Purchases

14.          Who will make purchases of the Common Stock in the open market under the Plan?

The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of Common Stock by Plan participants.  The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the participant.  Subject to certain limitations, the broker/dealer selected by the Plan Administrator shall have full discretion as to all matters relating to such purchases, including determining the number of shares, if any, to be purchased on any day or at any time of that day, the prices paid for such shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made.

Broker commissions are paid by participants in connection with purchases made in the open market under the Plan.  Such fees are expected to be less than commissions paid by individual investors because a participant’s transactions are aggregated with those of others for the purpose of making stock transactions in large volume.  Any such savings are shared by all participants.

15.          How many shares of Common Stock will be purchased under the Plan and what will be the price of the shares?

Each participant’s account will be credited with the number of shares (including fractional shares, computed to three decimal places) equal to the amount invested for the participant’s account divided by the applicable price per share.

a.             Direct Purchases.  The price of the Common Stock purchased directly from Questar with reinvested dividends or with optional cash investments will be the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange on the applicable Investment Date, if no trading in the Common Stock occurs on such date, on the next preceding date on which trading occurred.  There are no purchase commissions charged to participants for direct purchases.

b.             Open Market Purchases.  The price of the Common Stock purchased in the open market with reinvested dividends or with optional cash investments will be the weighted average cost of such shares, including brokerage commissions, incurred in connection with the purchase of such shares on the applicable Investment Date.  The price per share will be determined by dividing the cost (including all brokerage fees) of all shares purchased with optional cash investments or reinvested dividends on the applicable Investment Date by the total number of shares purchased on such date.

Reinvestment of Dividends

16.          When will cash dividends be invested?

The Investment Dates for dividends are the dividend payment dates which typically occur in March, June, September, and December.  Cash dividends are reinvested on the Investment Date for dividends.   If a dividend payment date falls on a date when there is no trading, the Investment Date for dividends will be the next trading day.

17.          Is there a minimum or maximum amount for reinvested dividends?

Dividends designated for reinvestment through the Plan are not subject to a minimum or maximum amount.

Safekeeping of Certificates

18.          Can certificates be returned to the Plan Administrator to be held in the participant’s Plan account?

Yes.  Certificates for Common Stock may be returned to the Plan Administrator to take advantage of the safekeeping feature of the Plan.  The certificates should be mailed to the address shown in question number 36, with instructions to deposit the shares, represented by the certificates, in the Plan account of the participant.  Shareholders may submit certificates for safekeeping upon initial enrollment in the Plan or at any time while participating in the Plan.  Because shareholders bear the risk of loss and the cost of purchasing an indemnity bond to replace lost certificates when sending stock certificates through the mail, it is recommended that they send them to the Plan Administrator by registered mail, insuring them through the Post Office for 2% of the current market value of the shares represented by the certificates.  The certificates should not be endorsed.

Optional Mail Loss Insurance — Please be advised that choosing registered, express or certified mail alone will not protect you should your certificates become lost or stolen.

As the Plan Administrator, we can provide low-cost loss insurance for certificates being returned for conversion to book-entry form.  Mail loss insurance covers the cost of the replacement surety bond only.  Replacement transaction fees may also apply. To take advantage of the optional mail loss insurance, simply include your $10.00 check, made payable to WFSS Surety Program, along with your certificates and instructions.

To qualify for this service you must choose to use an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000.

The value of certificate shares is based on the closing market price of the Company’s Common Stock on the trading day prior to the documented mail date. Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

If you choose another method of delivery or acquire your own mail loss insurance, we recommend you insure your delivery for at least 2% of the market value of your securities.

Common Stock surrendered for safekeeping will be treated as Common Stock purchased through the Plan.

Certificates Issued for Shares

19.          Will certificates be issued for shares of Common Stock purchased pursuant to the terms of the Plan?

Certificates for shares of Common Stock purchased under the Plan will not normally be issued to participants.  Any shares purchased (including fractional shares) will be credited to participants’ accounts in the Plan and will be shown on their statement of account.   However, certificates for any number of whole shares of Common Stock credited to a participant’s account will be issued upon request.  Certificates will not be issued for fractional shares.

20.          How does a participant receive a stock certificate for shares held in their account?

Participants may request a stock certificate issued from their Plan balance by contacting the Plan Administrator in writing or by telephone, indicating the number of shares to be issued.  Requests to issue a stock certificate should be directed to the address or telephone number listed in question number 36.

A certificate will be issued in the name(s) that appear on Questar’s records and will be mailed as soon as practicable following receipt of the participant’s request.

21.          May Common Stock held in a Plan account be transferred or assigned to another person?

A participant may transfer or assign Plan shares to another person or entity by meeting the requirements for transfer of stock.  Requests for stock transfer requirements should be sent to the address shown in question number 36 or by calling the Plan Administrator at 1-866-877-6324 or (651) 450-4064 if outside the United States.

If a participant requests a transfer of all shares in the Plan account between a dividend record date and payment date, the transfer request will be processed; however, the Plan account will not be terminated.  The participant may receive additional dividend reinvestment shares which will require the participant to submit a written request to transfer the additional shares.

22.          May Common Stock held in a Plan account be pledged as collateral?

No.  Common Stock held in a Plan account may not be pledged as collateral.   Participants wishing to use their Common Stock as collateral must have certificates issued for the shares.  The certificates can then be delivered for collateral.

Termination of Participation

23.          How does a participant withdraw or terminate participation in the Plan?

In order to withdraw or terminate participation in the Plan, a participant must submit a notice of withdrawal or termination in writing, by telephone, or online.  The notice should specify whether to (1) convert all full Plan shares to book-entry or stock certificates and sell the remaining fraction, (2) sell all of the Plan shares, or (3) convert a specified number of full Plan shares to book-entry or stock certificates and sell the remaining shares.  Unless a stock certificate is specifically requested, all shares not sold will be converted to book-entry.  Participants will receive a check or direct deposit less any brokerage commission and service fees in the amount of any fractional or full shares sold.  Future dividends will be paid in cash.  If no election is made in the request for termination, full Plan shares will be converted to book-entry and a check will be issued for net proceeds of the fractional share.

The shares and check will be issued to the registered account owners only.  The notice should be sent to the address listed on question number 36.

24.          When may a participant withdraw or terminate participation in the Plan?

A participant may withdraw or terminate participation in the Plan at any time.  A notice of withdrawal or termination should be sent to the Plan Administrator as directed in question number 36.  If the Plan Administrator receives a notice of withdrawal or termination prior to the record date for the next dividend payment with respect to certain of such participant’s shares of Common Stock, the Plan Administrator will pay the next dividend payment and all subsequent dividends on such shares of Common Stock to the participant in cash.  If the Plan Administrator receives a notice of withdrawal or termination on or after a dividend record date, but before the dividend payment date, the withdrawal or termination will be processed as soon as practicable, and a separate dividend check will be mailed to the participant.  Future dividends will be paid in cash, unless the participant rejoins the Plan.

25.          Can Questar terminate a participant’s participation in the Plan?

The Company and the Plan Administrator have the right to terminate a participant’s participation in the Plan if less than one share is held in the participant’s account.  A check will be issued to the participant for the cash value of any fractional share in the Plan account.

In addition, Questar may terminate a participant’s participation in the Plan if it believes that such participation may be contrary to the general intent of the Plan or in violation of applicable law.  The participant’s Plan shares will be converted to book-entry for whole shares and a check will be issued to the participant for the cash value of the fractional share in the Plan account.

Sale of Shares

26.          Can a participant sell shares through the Plan?

A participant may sell shares through the Plan by contacting the Plan Administrator in writing, by telephone or online.  Sales requests are irrevocable after they are processed.  When submitting written requests to the Plan Administrator, all registered owners must sign as their name(s) appears on the account.

If a participant submits a request to sell all or a portion of the Plan shares, and is requesting net proceeds to be automatically deposited to a bank checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account.  If the participant is unable to provide a voided check or deposit slip, the written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit.  Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.

Unless otherwise specified, the Plan Administrator’s default method for disposing of shares is in the order they were acquired also known as FIFO (First In/First Out).  This includes but is not limited to sales, transfers and exchanges of shares.

27.          When will shares be sold?

The Plan Administrator will make every reasonable effort to process a participant’s sale order on the next business day following receipt of a properly completed request (sale requests involving multiple transactions may experience a delay).  The Plan Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price.  Shares will be sold on the open market by the Plan Administrator’s appointed Independent Agent.  The Independent Agent will have full discretion in all matters related to the sale, including the terms of sale, sale price and the market or persons through whom the shares are sold.  Participants may not specify a price at which to sell their stock.

Selling participants should be aware that the share price of Company Common Stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market.  Participants should evaluate these possibilities while deciding whether and when to sell any shares through the Plan.  The price risk will be borne solely by the participant.

A check will be issued for the proceeds of the sale, less the administrative fee, broker commission, and any tax withholding, if applicable (if the shareholder has not certified a tax identification number or the Plan Administrator has been notified by the IRS that the shareholder is subject to backup withholding), and will be made payable to the registered account owners only.

Shares held outside the Plan may not be sold through the Plan unless they are first deposited with the Plan Administrator.

Reports to participants

28.          What reports will be sent to participants?

As soon as practicable after each Investment Date, the Plan Administrator sends each affected participant a statement of account.  These statements will provide a continuing record of information with respect to a participant’s account and should be retained for tax purposes.  In addition, each participant receives copies of the communications sent to all holders of Common Stock, including Questar’s annual report to shareholders, proxy materials, and income tax information.

Shares Available under the Plan

29.          How are Shares made available under the Plan?

Under the Plan, Questar may purchase the shares of Common Stock offered through the Plan on the open market or through negotiated transactions or may issue and sell new shares of Common Stock to Plan participants.  The Company’s election between purchasing shares of Common Stock on the open market or through a negotiated transaction and issuing new shares will depend on several factors, including Questar’s need for additional equity funds.  Any shares of Common Stock issued by Questar shall be registered with the SEC.

Federal Tax Information

30.          What are the federal income tax consequences to a participant in the Plan?

Although a participant’s dividends will be reinvested, they are subject to federal income tax as if they were paid to the participant in cash.  The participant will also be subject to federal income tax on gains resulting from sales of their shares.  Participants should consult with their own tax adviser concerning their personal tax situation.

Just prior to or after the end of each calendar year, participants will be sent an Information Return (i.e., a 1099-Div or 1042S, which may be included with the last dividend payment for the year) summarizing dividends paid to them during the prior year.  An Information Return (i.e., 1099-B) summarizing gross sales transactions during the prior year will also be sent if shares are sold through the Plan.  The Plan Administrator must also provide this information to the IRS.

Although the Plan Administrator makes efforts to assist participants by providing periodic statements and other reports, participants have the ultimate responsibility for maintaining their own records for tax and other purposes.

Other Information

31.          What happens if Questar issues a stock dividend, declares a stock split, or has a rights offering?

Any shares of Common Stock distributed by Questar as a stock dividend on shares credited to a participant’s account or upon any split of such shares will be credited to the participant’s account.  Stock dividends or split shares distributed on any certificated or book-entry shares registered in the name of the participant will be credited to book-entry in the same manner as to shareholders who are not participating in the Plan.  If a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payment date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant’s account.

Warrants representing rights on any shares registered in the participant’s name and on shares credited to the account of a participant will be mailed directly to the participants in the same manner as to shareholders not participating in the Plan.

32.          How will a participant’s shares be voted at meetings of shareholders?

Participants have the same voting rights as other Questar shareholders and will receive proxy statements delivered in accordance with federal and state securities laws. Such proxy statements will describe the participants’ voting rights and the effect of any participant’s failure to exercise such rights.

33.          What is the responsibility of Questar and the Plan Administrator under the Plan?

In administering the Plan, neither Questar, the Plan Administrator nor any broker/dealer selected by the Plan Administrator to execute purchases and sales on behalf of Plan participants is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants.

The Plan Administrator is acting solely as agent of Questar and neither Questar nor the Plan Administrator owes any duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.  The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth in this prospectus, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or Questar.

In the absence of negligence or willful misconduct on its part, neither Questar nor the Plan Administrator, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder.  In no event shall Questar or the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if Questar or the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

Neither Questar nor the Plan Administrator shall be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator and Questar shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

We cannot assure participants of a gain or protect participants against a loss on the shares purchased under the Plan.  An investment in Common Stock through the Plan has the same market risks as any other investment in Common Stock.  See the risk factors listed in Item 1A of Questar’s Annual Report on Form 10-K for the year ended December 31, 2010.

The payments of dividends, if any, will depend upon Questar’s future earnings, financial condition, and other factors.

34.          May the Plan be changed or discontinued?

We reserve the right to suspend, modify, or terminate the Plan at any time.  All participants will receive notice of any such suspension, modification or termination or any action that significantly affects a participant’s rights or obligations under the Plan.

35.          Who interprets and regulates the Plan?

Any question of interpretation arising under the Plan will be determined by Questar in accordance with applicable laws of the state of Utah.

36.          Where should correspondence regarding the Plan be directed?

All correspondence regarding the Plan should be addressed to:

Plan Requests should be mailed to:

Wells Fargo Shareowner Services

P.O. Box 64874

St. Paul, MN 55164-0856

Certified/Overnight Mail:

Wells Fargo Shareowner Services

161 North Concord Exchange

South St. Paul, MN 55075

General Information:

Tel: 1-866-877-6324

Tel: 651-450-4064 (outside the United States)

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Standard Time, Monday through Friday, by pressing “0” at any time during the automated menu.

Internet:

General Inquiries and

Account Information and Online Transactions — http://www.shareowneronline.com

DESCRIPTION OF COMMON STOCK

The Company is authorized to issue 500,000,000 shares of Common Stock without par value.  In addition, Questar is authorized to issue up to 5,000,000 shares of Class A Preferred Stock, without par value, or Class A Preferred Stock, and up to 5,000,000 shares of Class B Preferred Stock, without par value, or Class B Preferred Stock.  The Class A Preferred Stock and Class B Preferred Stock may be issuable from time to time in one or more series by Questar’s Board of Directors, without further action by shareholders.  Questar has, however, agreed with the SEC to undertake not to issue shares of Class A or Class B Preferred Stock unless certain financial tests are satisfied.  The Company has not issued any shares of Class A or Class B Preferred Stock.

The following summary of certain rights and privileges of the holders of Common Stock of Questar does not purport to be complete and is qualified in its entirety by reference to Questar’s Restated Articles of Incorporation and the laws of the state of Utah.  Holders of Common Stock do not have preemptive or conversion rights.  They are entitled to one vote for each share held in connection with the election of directors and other corporate matters and are entitled to receive such dividends as may be declared by Questar’s Board of Directors.  The holders of Common Stock do not have cumulative voting rights.

Dividend Policy

The funds required by Questar to operate and to enable it to pay dividends to holders of Common Stock are expected to be derived from dividends paid by Questar’s subsidiaries.

Future dividends on Common Stock will be largely dependent upon the financial condition and capital requirements of Questar and its subsidiaries.  No assurance can be given as to the amount of future dividends, if any, which will necessarily be dependent on future earnings and financial requirements of Questar and its subsidiaries.  The most recent quarterly dividend declared by Questar’s Board of Directors on Common Stock was $0.1525 per share, payable on June 13, 2011, to holders of record on May 20, 2011.

Liquidation Rights

After satisfaction of the preferential liquidation rights, with respect to preferred stock of Questar or any of its subsidiaries, the holders of Common Stock are entitled to share, ratably, in the distribution of all remaining assets.

Direct Registration

Questar is a participant in the Direct Registration System, or DRS.  DRS is a method of recording shares of stock in book-entry form.  Book-entry means that shares are registered in the shareholder’s name on the books of Questar without the need for physical certificates and are held separately from any

Plan shares the shareholder may own.  Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form.  With DRS a shareholder can:

•              Eliminate the risk and cost of storing certificates in a secure place,

•              Eliminate the cost associated with replacing lost, stolen, or destroyed certificates, and

•              Move shares electronically to their broker.

Future share transactions will be issued in book-entry form rather than physical certificates unless the shareholder specifies otherwise.  A shareholder may convert any stock certificate currently held into book-entry form by sending the stock certificate to Wells Fargo Shareowner Services with a request to deposit it to the shareholder’s DRS account.  There is no cost to the shareholder for this custodial service and by doing so the shareholder will be relieved of the responsibility for loss or theft of the certificate.  Because shareholders bear the risk of loss and the cost of purchasing an indemnity bond to replace lost certificates when sending stock certificates through the mail, it is recommended that shareholders send them to Wells Fargo Shareowner Services by registered mail, insuring them through the Post Office for 2% of the current market value of the shares represented by the certificates.  The certificates should not be endorsed.

Shareholders may choose to have a portion or all of their full book-entry or Plan shares delivered directly to their brokers by contacting their broker/dealers.  When using a broker to facilitate a share movement, the shareholder should provide the broker with a copy of the DRS account statement.

Certain Anti-Takeover Matters

Our Articles of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Provisions Regarding Election/Removal of Directors. Our Bylaws provide that, in the event of a vacancy on the board of directors, the remaining directors constituting at least a quorum of the full board may fill the position. Our Articles of Incorporation provide that the shareholders may remove any director or directors, up to the entire Board of Directors, but only with cause and by the affirmative vote of the holders of two-thirds of the outstanding shares then entitled to vote at an election of directors.

Advance Notice Requirements for Director Nominations and Presentation of Business at Meetings. Our Bylaws specify a procedure for shareholders to follow in order to bring business before an annual or special meeting of the shareholders. Generally, notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of Questar at any annual meeting of shareholders must be delivered to Questar at least 90 days but not more than 120 days prior to the anniversary date of the preceding annual meeting of shareholders, or, in the event the annual meeting is not called on a date within 25 days before or after such anniversary date, notice shall be timely if received by Questar within 10 days that the notice of the annual meeting was mailed or the date it was made public, whichever is earlier. The notice must also provide certain information set forth in Questar’s Bylaws.

Restrictions on Certain Business Transactions. Our Articles of Incorporation provide that certain business transactions with a person who owns, directly or indirectly, over 10% of our outstanding stock must be approved by a two-thirds vote of the continuing directors or a shareholder vote of at least

80% of our outstanding voting shares entitled to vote. Such business transactions include mergers, consolidations, sales of all or more than 20% of the Company’s assets, issuance of securities of the Company, reclassifications that increase voting power of the interested shareholder, or liquidations, spin-offs or dissolution of the Company. Questar is also subject to the Utah Control Shares Acquisitions Act, which limits the ability of persons acquiring more than 20% of Questar’s voting stock to vote those shares absent approval of voting rights by the holders of a majority of all shares entitles to be cast, excluding all interested shares.

Blank Check Preferred Stock. Our Articles of Incorporation provide for 10,000,000 shares of preferred stock. As of the date of this prospectus, there are no issued and outstanding shares of our Class A Preferred Stock or of our Class B Preferred Stock. The existence of authorized but unissued shares of preferred may enable the board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board determines that a takeover proposal is not in the best interests of Questar, the board could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the Articles of Incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Questar.

Indemnification and Liability Elimination Provisions

Under our Articles of Incorporation, liability of the Company’s directors to Questar and its shareholders is limited to the fullest extent permitted by Utah law for monetary damages for any action taken or failure to take any action as director.

The UBCA and our Bylaws provide that we may indemnify a director, officer, employee or agent if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Questar and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under our Bylaws, Questar may not indemnify any such person in connection with a proceeding in which such person was adjudged liable to the Company, or in connection with any proceeding charging improper benefit to such person, in which such person was adjudged liable on the basis that the personal benefit was improperly received.

LEGAL MATTERS

Mr. Thomas Jepperson, Questar’s Executive Vice President, General Counsel and Corporate Secretary, has issued an opinion concerning the issuance of shares of Common Stock pursuant to the terms of the Plan. As of  February 28, 2011, Mr. Jepperson owned 181,746 shares of Common Stock (in his own name and allocated to his account in Questar’s Employee Investment Plan), as well as interests in other company securities as more fully described in the Company’s proxy statement, filed with the SEC on March 29, 2011.

EXPERTS

The consolidated financial statements of Questar Corporation appearing in Questar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration Fee	$42,353.28

Legal Fees and Expenses	$50,000

Accounting Fees and Expenses	$10,000

Printing Fees	$0

Miscellaneous	$1,000

Total	$103,353.28

Item 15.     Indemnification of Directors and Officers

Reference is made to Section 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act, which provides for indemnification of directors and officers in certain circumstances.

Our Bylaws provide that we may voluntarily indemnify any individual made a party to a proceeding because he is or was our director, officer, employee or agent against liability incurred in the proceeding, but only if we have authorized the payment in accordance with the applicable statutory provisions of the Utah Revised Business Corporation Act (Sections 16-10a-902, 16-10a-904, 16-10a-906 and 16-10a-907) and a determination has been made in accordance with the procedures set forth in such provision that such individual conducted himself in good faith, that he reasonably believed his conduct, in his official capacity with us, was in our best interests and that his conduct, in all other cases, was at least not opposed to our best interests, and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding. The foregoing indemnification in connection with a proceeding by or in the right of us is limited to reasonable expenses incurred in connection with the proceeding, which expenses may be advanced by us. Our Bylaws provide that we may not voluntarily indemnify our director, officer, employee or agent in connection with a proceeding by or in the right of us in which such individual was adjudged liable to us or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Our Bylaws provide further that we shall indemnify our director, officer, employee or agent who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was such a director, officer, employee or agent, against reasonable expenses incurred by him in connection with the proceeding.

We also maintain an insurance policy on behalf of our officers and directors pursuant to which (subject to the limits and limitations of such policy) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities which might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.

Item 16.      Exhibits

Number	Description
3.1	Amended and Restated Articles of Incorporation of Questar Corporation (Exhibit 3.1 to Questar’s Current Report on Form 8-K dated September 29, 2010).
3.2	Amended and Restated Bylaws of Questar Corporation, effective June 14, 2010 (Exhibit 3.2 to Questar’s Annual Report on Form 10-K for the year ended December 31, 2010).
4.1*	Questar Corporation Dividend Reinvestment and Stock Purchase Plan, as amended and restated effective August 1, 2011.
5.1*	Opinion of Thomas C. Jepperson, Esq.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Thomas C. Jepperson (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*Filed herewith.

Item 17.   Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;  and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;  and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 1st day of August, 2011.

QUESTAR CORPORATION

/s/ Ronald W. Jibson
Ronald W. Jibson
President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ronald W. Jibson, Kevin W. Hadlock, and Thomas C. Jepperson, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith O. Rattie
Keith O. Rattie	Chairman of the Board	August 1, 2011

/s/ Ronald W. Jibson		August 1, 2011
Ronald W. Jibson	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Kevin W. Hadloc		August 1, 2011
Kevin W. Hadlock	Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Teresa Beck		August 1, 2011
Teresa Beck	Director

/s/ R. D. Cash		August 1, 2011
R. D. Cash	Director

/s/ Laurence M. Downes		August 1, 2011
Laurence M. Downes	Director

/s/ Gary G. Michael		August 1, 2011
Gary G. Michael	Director

/s/ Harris H. Simmons		August 1, 2011
Harris H. Simmons	Director

/s/ Bruce A. Williamson		August 1, 2011
Bruce A. Williamson	Director

EXHIBIT INDEX

Number	Description
3.1	Amended and Restated Articles of Incorporation of Questar Corporation (Exhibit 3.1 to Questar’s Current Report on Form 8-K dated September 29, 2010).
3.2	Amended and Restated Bylaws of Questar Corporation, effective June 14, 2010 (Exhibit 3.2 to Questar’s Annual Report on Form 10-K for the year ended December 31, 2010).
4.1*	Questar Corporation Dividend Reinvestment and Stock Purchase Plan, as amended and restated effective August 1, 2011.
5.1*	Opinion of Thomas C. Jepperson, Esq.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Thomas C. Jepperson (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*Filed herewith.